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                                                                    Exhibit 4(c)

                                  GLIATECH INC.


                   Amended and Restated 1989 Stock Option Plan
                                  (as amended)

                  SECTION 1.  PURPOSE.

                  The purpose of the Gliatech Inc. 1989 Stock Option Plan (this "Plan") is to provide incentives to eligible employees of Gliatech Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined), and other selected persons, by authorizing the grant to such eligible employees and such other selected persons of options ("Options") to purchase shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company, and thus to benefit the Company by giving such persons a greater personal interest in the success of the Company and its Subsidiaries.

                  SECTION 2.  ADMINISTRATION.

                  This Plan shall be administered by the Company's Board of Directors or, if the Board of Directors so directs, by a committee consisting of at least two directors, one of whom is not an employee of the Company or any Subsidiary, appointed from time to time by the Board of Directors (the "Committee") and none of whom is or has been eligible to participate in any stock grant, purchase or option plan of the Company for at least one year prior to serving on the Committee. For purposes of this Plan, the term "Committee" shall mean those members of the Board of Directors or the Committee who are serving as administrators of this Plan. The Committee shall act by a majority of members at a meeting or by unanimous written consent. Options shall be granted in accordance with and pursuant to determinations made by the Committee, all in accordance with the provisions of this Plan, as to (a) the eligible persons to whom Options may be granted, (b) the times at which such persons shall receive Options, (c) the number of shares to be subject to each Option, the price therefor to be paid upon the exercise of such Option and the other terms and conditions on which such Option is granted and to which it is subject and (d) whether a particular Option is to be designated as (i) an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the Income Tax Regulations thereunder (the "Regulations"), as the same or any successor statute or regulations may at the time be in effect (an "Incentive Stock Option"), or (ii) an Option that is not an Incentive Stock Option (a "Non-Qualified Stock Option"). The Committee may, from time to time, adopt such rules and regulations for carrying out this Plan and its duties hereunder as it may deem proper and in the best interests of the Company.

                  Options shall be evidenced by written instruments, executed by the Company, containing such provisions not inconsistent with the terms of this Plan as the Committee may determine. The interpretation and construction by the Committee of the provisions of this Plan and the Options shall be final and conclusive on all persons.

                  SECTION 3.  SHARES SUBJECT TO PLAN.

                  Subject to adjustment under the provisions of Section 10 hereof, the maximum number of shares of Common Stock which may be issued and sold under this Plan is 1,270,000 shares; provided, however, that no optionee shall be granted Options for more than 250,000 shares of Common Stock in a two-year period. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company, or a combination thereof. Shares issued pursuant to the exercise of Options shall be subject to all applicable provisions of the Certificate of Incorporation and By-Laws of the Company in existence at the time of issuance thereof and at all times thereafter. If an Option shall terminate or cease to be exercisable by reason of expiration, surrender for cancellation or otherwise without having been wholly exercised, the shares as to which the Option was not exercised shall no longer be charged against the aggregate limitation under this Section and shall thereafter be


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available for other grants. At no time may the sum of the maximum number of shares issuable pursuant to outstanding Options and the number of shares previously issued pursuant to Options exceed the maximum number of shares that may be issued under this Plan as set forth above.

                  SECTION 4.  ELIGIBILITY.

                  Subject to Section 12, options shall be granted only to persons who at the time of grant are officers, directors or, in the Committee's judgment, other key employees of the Company or any Subsidiary or other selected persons. No Committee member shall be eligible for any option grant under the Plan. Each Option granted to a person who is not an employee of the Company or of a Subsidiary on the date of grant shall be designated as a Non-Qualified Stock Option. In selecting individuals to be granted Options, the Committee may take into consideration such factors as it may deem relevant, including its estimation of the individual's present and potential contributions to the success of the Company or of a Subsidiary. For purposes of this Plan, the term "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and shall include any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

                  SECTION 5.  EXERCISE PRICE OF OPTIONS AND ANNUAL
                                      LIMITATION.

                  The exercise price with respect to each Option shall be determined by the Committee, provided that the exercise price per share (i) with respect to each Incentive Stock Option, shall not be less than 100%, and (ii) with respect to each Non-Qualified Stock Option, shall not be less than 50%, of the fair market value per share of the Common Stock at the date of the grant of such Option, as determined by the Committee. The fair market value per share of the Common Stock at the date of grant of an Incentive Stock Option shall be determined by the Committee in accordance with the provisions of the Internal Revenue Code and the Regulations from time to time in effect with respect to "incentive stock options."

                  The aggregate fair market value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options under this Plan (or incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code, under any other stock option plan of the Company or any Subsidiary) are exercisable for the first time by an employee during any calendar year shall not exceed the sum of $100,000. The limitation of the preceding sentence shall not apply to the grant of Non-Qualified Stock Options under this Plan.

                  SECTION 6.  OPTION PERIOD AND RIGHT TO EXERCISE OPTION.

                  Subject to the provisions of Section 9 below, the option period under each Option and the vesting schedule for such Option shall be determined by the Committee at the time the Option is granted, provided that (a) no Incentive Stock Option shall be exercisable for a period of more than ten years from the date such Incentive Stock Option is granted and (b) no Non-Qualified Stock Option shall be exercisable for a period of more than ten years and one day from the date such Non-Qualified Stock Option is granted. Unless otherwise determined by the Committee and provided in the option instrument, no Option granted under this Plan may be exercised unless, at the time of such exercise, the optionee is employed by the Company or a Subsidiary (or, in the case of a Non- Qualified Option, the optionee is providing services to the Company or to a Subsidiary) and has been continuously employed by one or more of such corporations (or, in the case of a Non-Qualified Option, has been continuously providing services to one or more of such corporations) since the date of grant of such Option, and except that if the Option so provides:

                  (i) the Option shall be exercisable, as and to the extent exercisable at the time of the termination of such optionee's employment, within, but only within, the period of three months


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         beginning with the date the optionee terminates employment with the
         Company or a Subsidiary if the termination is with the consent of the Company; PROVIDED, HOWEVER, that in no event may any Option be exercised after the date the Option expires; and

                  (ii) if the optionee dies while in the employ of the Company or a Subsidiary or within three months beginning on the date that the optionee ceases to be such an employee, the Option shall be exercisable by the person to whom it is transferred by will or the laws of descent and distribution, as and to the extent it was exercisable by the optionee on the date of the optionee's death, within, but only within, the period of one year beginning with the date of optionee's death; PROVIDED, HOWEVER, that in no event may any Option be exercised after the date the Option expires; and

                  (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while in the employ of the Company or a Subsidiary and such optionee's employment terminates by reason of such disability, the Option shall be exercisable by such optionee, as and to the extent exercisable by such optionee at the time of such termination, within, but only within, the period of one year beginning with the date of such termination; PROVIDED, HOWEVER, that in no event may any Option be exercised after the date the Option expires; and

                  (iv) where such Option is a Non-Qualified Option, it may have terms substantially consistent with clauses (i), (ii) and (iii) above in the case of an optionee who is not an employee.

                  For purposes of each incentive Stock Option, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Regulations or any successor provisions. Nothing in this Plan or in any Option shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate such person's employment at any time.

                  Options shall be exercised by written notice to the Company in form satisfactory to it. Subject to the provisions of Section 14, the option price shall be paid in cash, certified or bank cashier's check or, if the Option so permits, in shares of Common Stock (valued at the fair market value thereof as determined by the Committee) or a combination of cash, check (as provided above) and/or shares of Common Stock. An optionee shall have none of the rights of a stockholder of the Company until the shares to which the exercise of an Option relates are issued to such person.

                  Two or more Options may be granted under this Plan to the same person, one or more of which may be Incentive Stock Options and one or more of which may be Non-Qualified Stock Options. Such Options, which may relate to different numbers of shares and may contain different terms (including different purchase prices), may be granted simultaneously and/or from time to time during the duration of this Plan, provided that in no event may any Incentive Stock Option provide that the number of shares that the optionee may purchase thereunder shall be reduced in relation to the number of shares that the optionee has purchased under any other Option, nor may any Non-Qualified Stock Option provide that the number of shares that the optionee may purchase thereunder shall be reduced in relation to the number of shares that the optionee has purchased under any Incentive Stock Option.

                  The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the optionee of a new Option to purchase the same or a different number of shares as the Option surrendered, or may require surrender of all or a portion of any Option as a condition precedent to the grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period and in accordance with all other terms and conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of this Plan without regard to the price, period of exercise or any other terms or conditions of the Option surrendered.


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                  SECTION 7.  NON-TRANSFERABILITY.

                  Except as otherwise specified by the Committee with respect to Non-Qualified Stock Options, no Option granted under this Plan shall be transferable by the person to whom it is granted otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable, during the lifetime of the person to whom it is granted, only by such person.

                  SECTION 8.  COMPANY'S RIGHT TO REPURCHASE OPTION
                                   SHARES.

                  At the discretion of the Committee, the Company may reserve to itself or its assignee(s) at the time of any grant of Options to any person a right to repurchase from such person any or all shares of Common Stock as to which such Options are exercised upon such person's termination of employment or service with the Company or any Subsidiary for any reason within a specified time as.determined by the Committee at the time of grant. The price for any such repurchase shall equal, in the Committee's discretion, as set forth in the granting instrument, either (i) the original purchase price for such shares (provided that the right to repurchase at such price shall, if so determined by the Committee, lapse with regard to at least 20% of such shares for each year from the date of grant), (ii) the fair market value of such shares as determined by the Committee in good faith or (iii) a price determined by a formula or other provision set forth in the grant.

                  SECTION 9.  SPECIAL PROVISIONS APPLICABLE TO OPTIONS
                                   GRATED TO TEN PERCENT STOCKHOLDERS.

                  In the event that any Incentive Stock Option is granted under this Plan to any individual who, at the time such Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price per share with respect to such Incentive Stock Option shall be at least 110% of the fair market value per share of the Common Stock at the time such Incentive Stock Option is granted (determined as provided in Section 5 hereof) and such Incentive Stock Option shall not be exercisable after the expiration of five years from the date it is granted.

                  SECTION 10.  ADJUSTMENTS UPON CHANGES IN
                                   CAPITALIZATION.

                  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or rights offering, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up, combined or changed into, become exchangeable at the holder's election for or entitle the holder thereof to other shares of stock, or upon the occurrence of any other transaction described in Section 424 of the Internal Revenue Code, the Committee may change the number and kind of shares available under this Plan (including substitution of shares of another corporation) and the exercise price of any Option in any manner as it shall deem equitable, provided that in no event may any change be made under this Section 10 to any Incentive Stock Option which would constitute a "modification" thereof within the meaning of Section 424(h)(3) of the Internal Revenue Code. The Committee shall also have the authority, in the event of a sale of all or substantially all of the assets or outstanding capital stock of the Company, the dissolution or liquidation of the Company, the merger or consolidation of the Company with or into any other company, the merger or consolidation of any other company into the Company, or the making of a tender offer to purchase all or a substantial portion of the shares of the Company, to amend all outstanding Options (upon such conditions as it shall deem fit) to require the termination of such Options as of the effective date of such transaction; PROVIDED, HOWEVER, that upon such termination, the Company shall redeem such Options for an amount equal to the difference between the exercise price of such Options to the extent then exercisable (unless a greater portion shall otherwise be provided by the Committee) and the fair market value, as of the date of such redemption, of the shares subject to such Options. The Options shall contain such provisions as are consistent with the foregoing with respect to adjustments to be made in the number and kind of shares covered by such Options and in the exercise price per share in the event of any such change.


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                  SECTION 11.  CHANGE OF CONTROL.

                  In the event a Change of Control (as defined below) occurs, Options which are not vested pursuant to the terms and conditions of this Agreement immediately prior to the time such Change of Control occurs shall become immediately and fully exercisable in an amount equal to (A) a number of Options determined by multiplying 25% of the aggregate number of Shares of Common Stock originally subject to this Agreement by a fraction, the denominator of which is 12 and the numerator of which is the number of months that have elapsed since the Vesting Date immediately preceding the occurrence of the Change of Control and the date of the Change of Control, plus (B) a number of Options determined by multiplying the total number of Options which are not fully exercisable as of the date of the Change of Control (excluding the number of Options determined in A above) by 50%. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the term of this Agreement any of the following events shall occur:

                  (a) The Company is merged, consolidated or reorganized into or with another corporation or other person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Act of 1934 (the "Exchange Act"), and as a result of such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities representing the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

                  (b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other person, and as a result of such sale or transfer less than fifty percent (50%) of the combined voting power of the then outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer.

                  SECTION 12.  SUBSTITUTED OPTIONS.

                  Options may be granted from time to time in substitution for stock options and/or stock appreciation rights held by employees of other corporations who become associated with the Company or a Subsidiary as the result of a merger or consolidation of such other corporation with the Company or such Subsidiary, the acquisition by the Company or a Subsidiary of the assets of such other corporation or the acquisition by the Company or a Subsidiary of stock of such other corporation as the result of which such other corporation becomes a Subsidiary, or such options or rights may be assumed by the Company. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in Section 5 hereof to such extent as the Board of Directors may deem appropriate to conform, in whole or in part, to the provisions of the instruments in substitution for which they are granted.

                  SECTION 13.  REGISTRATION, LISTING AND QUALIFICATION.

                  Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the Common Stock issuable upon exercise thereof on any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Common Stock pursuant to exercise thereof, such Option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not be obliged to register any securities pursuant to the Securities Act of 1933, as now in effect or as hereafter amended (the "Securities Act"), or to take any other action in order to cause the issuance and delivery of share certificates pursuant to the Plan to comply with any law, regulation or requirement; PROVIDED, HOWEVER, that the Company will use its best efforts to make available an exemption from registration under the Securities Act. Shares received upon exercise of Options may be legended to the extent deemed necessary by the Company, and the Company may require that any person exercising an


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Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing and all other applicable legal requirements.

                  SECTION 14.  INSTALLMENT PAYMENTS, LOANS AND GUARANTEES
                                       OF LOANS.

                  The Committee may, in its discretion, assist any optionee (including an optionee who is an officer of the Company) in the acquisition of shares pursuant to the exercise or surrender of one or more Options under this Plan by (a) authorizing the extension of a loan from the Company to such optionee, (b) permitting the optionee to pay the option price in installments over a period of years and (c) authorizing a guarantee by the Company of a third party loan to the optionee, provided that the instrument evidencing the Option permits, or is amended to permit, such an extension of credit. Any such extension of credit shall be upon such terms, with or without security, as the Committee shall specify, provided that the maximum principal amount of such credit shall be the purchase price, if any, paid for the shares acquired plus the maximum federal, state and local income and employment tax which the optionee might incur in connection with such acquisition.

                  SECTION 15.  EFFECTIVE DATE, DURATION AND TERMINATION
                                       OF PLAN.

                  This Plan shall become effective upon adoption by the Board of Directors and approval by the Company's stockholders at the 1992 annual meeting. Options may be granted under this Plan at any time on or prior to the tenth anniversary of the effective date hereof as set forth above, on which date this Plan shall expire except as to Options then outstanding hereunder, which Options shall remain in effect until they have been exercised or have expired. This Plan may be abandoned or terminated at any time by the Board of Directors except with respect to Options then outstanding hereunder.

                  SECTION 16.  OTHER ACTIONS.

                  Nothing contained herein shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, without limitation, its right to grant or assume options other than under this Plan with respect to any employee or other person, firm, corporation or other entity.

                  SECTION 17.  TRANSFERABILITY.

                  No option shall be transferable by the optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act.

                  SECTION 18.  AMENDMENT OR MODIFICATION OF PLAN.

                  The Board of Directors may, from time to time, discontinue, alter, amend or modify this Plan for the purpose of meeting any changes in legal requirements or for any other purpose that the Board may deem advisable, provided that no such amendment or modification, except as permitted by the provisions of Section 10 above, shall (a) change the maximum number of shares to be issued pursuant to exercise of Options, (b) change the class of employees eligible to receive Options, (c) reduce the minimum exercise price of Options or
(d) materially increase the benefits accruing to an optionee under this Plan, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, unless such amendment or modification shall be approved by a majority in interest of the Company's stockholders.